Exhibit 10.13

                    ICE HARBOR PARKING AGREEMENT ASSIGNMENT

      THIS ICE HARBOR PARKING AGREEMENT ASSIGNMENT, made and entered into effective as of July 15, 1999 (the "Effective Date"), by and between Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, (hereinafter called the "Assignor"), and Peninsula Gaming Company, LLC, a Delaware limited liability company (hereinafter called "Assignee").

      1. PARKING RIGHTS AGREEMENT. Assignor and Assignee acknowledge that Assignor is an assignee of Dubuque Casino Belle ("DCB") to that certain Ice Harbor Parking Agreement dated July 2, 1990, by and among DCB, the City of Dubuque, Dubuque Racing Association, Ltd., the Dubuque Historical Society, and Robert River Rides, Inc. regarding the parking rights of the parties in the Ice Harbor area in Dubuque, Iowa (the "Parking Rights Agreement").

      2. ASSIGNMENT. As of the Effective Date, Assignor hereby sells, assigns, transfers and conveys unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Parking Rights Agreement. By its execution hereof, Assignee agrees to assume and be bound by and timely perform, observe, discharge and otherwise comply with each and every one of Assignor's duties, obligations, covenants and undertakings under the Parking Rights Agreement accruing on or after the Effective Date.

      3. INDEMNIFICATION. Assignor covenants to hold Assignee harmless from and indemnify Assignee against any claim, loss, damage, cost and expense (including reasonable attorneys' fees and court costs) that Assignee may incur from and after the Effective Date as a result of the failure of Assignor to perform any of its obligations as lessee with respect to the Parking Rights Agreement up to the Effective Date. Assignee covenants to hold Assignor harmless from and indemnify Assignor against any claim, loss, damage, cost or expense (including reasonable attorneys' fees and court costs) that Assignor may incur from and after the Effective Date as a result of the failure of Assignee to perform any of its obligations with respect to the Parking Rights Agreement from and after the Effective Date.

      4. GOVERNING LAW. This Assignment shall be governed by and construed under the laws of the State of Iowa.

      5. BINDING EFFECT. The terms of this Assignment shall run with the land and bind the parties hereto and their successors in interest.

      6. MODIFICATION. This Assignment shall not be modified except if done in writing and signed by both parties.


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      7. CONDITION PRECEDENT. The obligations of Assignor and Assignee under this Assignment are subject to the closing of the sale and purchase by Assignee of substantially all of the assets of Assignor pursuant to that certain Asset Purchase and Sale Agreement, dated January 15, 1999, between Assignor and Assignee.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.


Peninsula Gaming Company, L.L.C.        Greater Dubuque Riverboat
                                        Entertainment Company, L.C.

By: /s/ Michael J. Luzich               By: /s/ Don Iverson
   --------------------------------        --------------------------------
Its: Manager of the Managing Member     Its: Chairman, Management Committee
    -------------------------------         -------------------------------

     ASSIGNEE                                ASSIGNOR


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                                    CONSENT

      The City of Dubuque, Iowa (the "City"), a party to that certain Ice Harbor Parking Rights Agreement, dated July 2, 1990, among the City, Dubuque Racing Association, Ltd., the Dubuque Historical Society, Robert River Rides, Inc. and Greater Dubuque Riverboat Entertainment Company, L.C., assignee of Dubuque Casino Belle, regarding the parking rights of the parties in the Ice Harbor area in Dubuque, Iowa, hereby consents to the assignment of the Ice Harbor Parking Rights Agreement by Greater Dubuque Riverboat Entertainment Company, L.C. to Peninsula Gaming Company, LLC ("Assignee").

CITY OF DUBUQUE, IOWA


By: /s/ Terry Duggan                        Date Signed: 7-6-99
   ----------------------                                ------------
Its: Mayor
    ---------------------


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